UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2017

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard	22102
Tysons, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information with respect to the Amended and Restated Intellectual Property Matters Agreement set forth in Item 8.01 below is incorporated by reference into this Item 1.01.
Item 8.01 Other Events.

Amended and Restated Intellectual Property Matters Agreement

On February 10, 2017, Computer Sciences Corporation (the “Company”) entered into an Amended and Restated Intellectual Property Matters Agreement (the “Amended IPMA”) with CSRA Inc. (“CSRA”) which amends and restates the Intellectual Property Matters Agreement dated as of November 27, 2015 between the Company and CSRA (the “Original IPMA”).

Pursuant to the Amended IPMA, the Company assigned certain intellectual property rights it had previously licensed to CSRA under the Original IPMA, including certain know-how developed and held by CSRA that was owned by the Company under the Original IPMA (“CSRA Know-How”) and any source code, documentation and trademarks exclusively related to certain services and products (“CSRA Developed Products”). Until the earlier of the expiration of the initial term of the Original IPMA or termination of the Amended IPMA (the “Initial Term End Date”), subject to certain triggering events, CSRA’s use of the CSRA Know-How and CSRA Developed Products is restricted to use solely in connection with U.S. federal and certain U.S. state and local government customers. If a triggering event occurs prior to the Initial Term End Date, CSRA’s use of the CSRA Know-How and CSRA Developed Products will be restricted only in connection with sales to certain parties that the Company has identified as “restricted.” CSRA granted to the Company a perpetual, royalty-free license to the CSRA Know-How and, prior to the Initial Term End Date solely outside the field of certain U.S. federal government customers, the CSRA Developed Products.

Until the Initial Term End Date, subject to certain triggering events, CSRA’s use of certain intellectual property rights licensed to CSRA is restricted to use solely in connection with U.S. federal and certain U.S. state and local government customers. If a triggering event occurs prior to the Initial Term End Date, CSRA’s use of such intellectual property rights will be restricted only in connection with sales to certain parties that the Company has identified as “restricted.”

In addition, pursuant to the Amended IPMA, CSRA paid the Company a onetime payment of $65 million, is released from the obligation to pay annual maintenance or product support fees and will no longer receive any such services.

Relationship Agreement

On February 10, 2017, the Company and CSRA entered into a Relationship Agreement (the “Relationship Agreement”), pursuant to which the non-competition covenants set forth in the Master Separation and Distribution Agreement dated as of November 27, 2015 between the Company and CSRA (the “MSDA”), restricting the Company’s business activities in certain areas of the U.S. federal, state and local government fields, is deemed null and void ab initio.

The Relationship Agreement also provides that the Non-U.S. Agency Agreement dated as of November 27, 2015 between the Company and CSRA (the “NUSAA”) is deemed supplemented to permit CSRA to sell services to certain additional non-U.S. government customers in certain territories (the “Open Jurisdictions”). If CSRA identifies certain opportunities with a governmental entity outside of the Open Jurisdictions, CSRA may request the Company’s consent (to be granted or withheld in good faith) to pursue such opportunity. Except with respect to the foregoing and certain mutual releases, the MSDA and the NUSAA will remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: February 13, 2017	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer